UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PSM HOLDINGS, INC.

(Name of the Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PSM HOLDINGS, INC.

5900 Mosteller Drive

Oklahoma City, OK 73112

(405) 753-1900

NOTICE OF SOLICITATION OF CONSENTS

October 23, 2014

TO OUR SHAREHOLDERS:

This Notice of Solicitation of Consents and accompanying Consent Solicitation Statement are furnished to you by PSM Holdings, Inc., a Delaware corporation (the “Company” or “us” or “we” or “our”) in connection with the solicitation on behalf of our board of directors of written consents from the holders of the Company’s Common and Preferred Stock to take action without a shareholders’ meeting.

Our board of directors is requesting the holders of the Company’s Common and Preferred Stock to consent to the following proposal:

●

To amend the Company’s Certificate of Incorporation as set forth in the Certificate of Amendment attached as Appendix A to the accompanying Consent Solicitation Statement (the “Certificate Amendment”).

We have established the close of business on September 19, 2014, as the record date for determining shareholders entitled to submit written consents.

We request that each shareholder complete, date and sign the enclosed written consent form and promptly return it the Company’s legal counsel by mail at 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095, by email at jamie@vancelaw.us, or by fax at (801) 446-8803. To be counted, your properly completed written consent must be received before 5:00 p.m. Mountain Time, on November 15, 2014, subject to extension by our board of directors or to early termination of solicitations if a majority approval is received.

Failure to return the enclosed written consent will have the same effect as a vote against the proposal. We recommend that all shareholders consent to the proposal, by marking the box entitled “FOR” with respect to the proposal on the enclosed written consent form, and sending the written consent to us. If you sign and send in the written consent form but do not indicate how you want to vote as to the proposal, your consent form will be treated as a consent “FOR” the proposal.

Consents may be revoked by shareholders at any time before the time that we receive and accept the written consent of the holders of a majority of the outstanding shares of Common and Preferred Stock of the Company entitled to vote.

By Order of the Board of Directors

/s/ Jeffrey R. Smith

Jeffrey R. Smith, Chairman

PSM HOLDINGS, INC.

5900 Mosteller Drive

Oklahoma City, OK 73112

(405) 753-1900

CONSENT SOLICITATION STATEMENT

General

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents of the shareholders of PSM Holdings, Inc., a Delaware corporation (the “Company” or “us” or “we” or “our”) with regard to the following proposal:

●

To amend the Company’s Certificate of Incorporation as set forth in the Certificate of Amendment attached as Appendix A to the accompanying Consent Solicitation Statement (the “Certificate Amendment”).

This Consent Solicitation Statement contains important information for you to consider when deciding how to vote on these matters. Please read it carefully.

Our board of directors has approved the proposal and has chosen to seek to obtain shareholder approval of the proposal by written consent, rather than by calling a special meeting of shareholders, in order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the proposed corporate action as quickly as possible. Written consents are being solicited from all of our shareholders pursuant to Section 228 of the Delaware General Corporation Law.

Voting materials, which include this Consent Solicitation Statement and a written consent form, are being mailed to all shareholders on or about October 23, 2014. Our board of directors has set the close of business on September 19, 2014, as the record date for the determination of shareholders entitled to act with respect to the consent action (the “Record Date”). As of the Record Date, the Company had 27,507,759 shares of Common Stock outstanding of record representing 27,507,759 votes held by approximately 529 registered holders of record, 3,700 shares of Series A Preferred Stock outstanding of record representing 15,416,667 votes, 2,000 shares of Series B Preferred Stock outstanding of record representing 8,333,333 votes, 1,800 shares of Series C Preferred Stock outstanding of record representing 22,500,000 votes, and 1,400 shares of Series D Preferred Stock outstanding of record representing 17,500,000 votes for a total of 91,257,759 votes.

How to Submit Consents; Expiration Date

Shareholders of record who desire to consent to the proposal may do so by delivering the applicable written consent to us by hand, mail, email, facsimile or overnight courier, in accordance with the instructions contained in the written consent. If your shares are held in street name, voting will depend on the voting processes of your broker, bank, or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive directly from the holder of record.

If the written consent is properly completed and signed, the shareholder will be deemed to have consented to the proposal. Failure to return the enclosed written consent form will have the same effect as a vote against approval of the proposal.

Written consents by the shareholder(s) must be executed in exactly the same manner as the name(s) appear(s) on the stock certificates. If stock certificates to which a written consent relates are held of record by two or more joint holders, all such holders must sign the written consent. If a signature is by a trustee, executor, administrator, guardian, proxy, attorney-in-fact, officer of a corporation or other record holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act. If stock certificates are registered in different names, separate written consents must be executed covering each form of registration.

FOR A WRITTEN CONSENT TO BE VALID, A SHAREHOLDER MUST COMPLETE, SIGN, DATE AND DELIVER THE WRITTEN CONSENT (OR PHOTOCOPY THEREOF) FOR SUCH HOLDER’S SHARES TO THE COMPANY’S LEGAL COUNSEL. SUCH WRITTEN CONSENT MAY BE DELIVERED TO THE COMPANY’S LEGAL COUNSEL BY HAND, MAIL, EMAIL, FACSIMILE OR OVERNIGHT COURIER.

All written consents that are properly completed, signed and delivered to our legal counsel before the Expiration Date (as defined below), subject to extension by our board of directors, and not revoked before our acceptance of the written consents, will be accepted.

The term “Expiration Date” means 5:00 p.m. Mountain Time, on November 15, 2014, unless the Requisite Consents, as defined below, are received before such date, in which case this solicitation will expire on the date that such Requisite Consents are obtained, and such earlier date shall be the Expiration Date.

Final results of this solicitation of written consents will be published in a Form 8-K filed with the SEC after the Expiration Date unless the Requisite Consents are received prior to the Expiration Date.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, we reserve the right, at any time before the Expiration Date, to amend or terminate the solicitation, or to delay accepting written consents.

If you have any questions about the consent solicitation or how to vote or revoke your written consent, or if you should need additional copies of this Consent Solicitation Statement or voting materials, please contact Kevin Gadawski, a director of the Company, at (405) 753-1900.

Revocation of Consents

Written consents may be revoked or withdrawn by the shareholders at any time before the Expiration Date. To be effective, a written, facsimile, or email revocation or withdrawal of the written consent must be received by our legal counsel before such time and addressed as follows: PSM Holdings, Inc., Attn: Legal Counsel, 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095; by email at jamie@vancelaw.us, or by facsimile at (801) 446-8803. A notice of revocation or withdrawal must specify the shareholder’s name and the number of shares being withdrawn. After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.

Solicitation of Consents

Our board of directors is sending you this Consent Solicitation Statement in connection with its solicitation of consents to approve the Certificate Amendment. Officers and directors of the Company and their affiliates holding approximately 41.55% of the voting control of the Company have indicated their intent to provide consents for approval of the items set forth herein. Certain directors, officers and employees of our Company may solicit written consents by mail, email, telephone, facsimile or in person. Our Company will pay for the costs of solicitation. We expect to pay the reasonable expenses of brokers, nominees and similar record holders in mailing voting materials to beneficial owners of our Common and Preferred Stock.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

A copy of the Certificate of Amendment is attached as Appendix A to this Proxy Statement.

General

On April 18, 2014, the board of directors, by unanimous written consent and subject to shareholder approval, approved an amendment to the Certificate of Incorporation of the Company increasing the total common shares authorized from 100,000,000 to 150,000,000, par value $.001 per share.

On October 23, 2014, the board of directors, approved an amendment to the April 28, 2014 board consent changing the maximum authorized from 150,000,000 to 400,000,000 common shares.

Purpose for Increase of Authorized Shares

On April 1, 2014, the Company entered into a Stock Purchase Agreement (the “SPA”) providing for the issuance and sale of $1,800,000 of the Company’s Series C 6% Convertible Preferred Stock (1,800 shares) at a purchase price of $1,000 per share (the “Series C Preferred Stock”) and $1,400,000 of the Company’s Series D 6% Convertible Preferred Stock (1,400 shares) at $1,000 per share (the “Series D Preferred Stock”).

In connection with the closing of the SPA, the Company amended the original Stock Purchase Agreement dated February 3, 2013 (the “Original SPA”), entered into in connection with the sale of the Series A Preferred Stock and Series B Preferred Stock. The amendment included waivers by the holders of the Series A Preferred Stock and Series B Preferred Stock granting a 60-day limited waiver of the Company’s obligations under the Original SPA to maintain a reserve from its duly authorized shares of Common Stock for the issuance of the shares which equal 130% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock Preferred Stock and Series B Preferred Stock so that the Company may amend its Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock to be reserved for issuance upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock.

As a result of the issuance of the shares of Series C Preferred Stock and Series D Preferred Stock described above, and the restating of the conversion price of the Series A Preferred Stock and Series B Preferred Stock, the Company does not have sufficient shares of Common Stock to reserve for 130% of the shares issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock as required in the SPA and the Original SPA. Pursuant to the terms of these agreements, the Company is required to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock within 60 days following closing of the SPA to provide sufficient reserved shares.

In addition, the board of directors approved the Certificate Amendment to further the Company’s best interest to have additional authorized but unissued shares of common shares available in order to (a) provide flexibility for future corporate action; (b) raise additional capital by issuing additional shares of Common Stock or granting warrants for the future purchase of Common Stock; (c) grant additional options to purchase Common Stock to attract qualified employees and consultants; and (d) issue additional shares of common stock or securities convertible into common stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, as desirable to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in amending the Certificate of Incorporation. The Company intends to assess its need to issue securities for the corporate purposes described above and we believe that we need to be in a position to take advantage of opportunities when they arise or when we have a need. The board of directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

Currently, there is no agreement in place to issue any securities for the corporate purposes described above. In the event any securities are issued in the future, shareholders may suffer dilution to their ownership of the Company at the time of the issuance of the securities to the extent that assets of equal value as the fair market value of the shares being issued is not received. No additional corporate action is needed to issue any additional securities. The Company may even issue securities as a defensive mechanism in order to attempt to stop a hostile takeover by another company although there is no plan to do so at this time.

Dilution

As of June 30, 2014, the tangible book value per share was $0.06 based on total outstanding shares of Common Stock of 29,257,759. Assuming the conversion of the Series C and D Preferred Stock, the tangible book value per share would decrease to $0.02 based on total outstanding shares of Common Stock of 69,257,759.

As of June 30, 2014, the Company had 29,257,759 shares of Common Stock outstanding. Assuming the conversion of the Series C and D Preferred Stock, the ownership of existing shareholders would be reduced to approximately 42% of the outstanding shares of the Company.

The following schedules demonstrate the pro forma effect of the Series C and D Preferred Stock issuance on the balance sheet and cash flow statement as if the transaction would have occurred on either June 30, 2014 or June 30, 2013. There is no pro forma effect on the income statement since both periods incurred a net loss and the impact to earnings per share would be anti-dilutive.

Interest of Certain Persons in the Certificate Amendment

LB Merchant PSMH-1, LLC (owner of 3,700 shares of Series A Preferred Stock) and LB Merchant PSMH-2, LLC (owner of 1,800 shares of Series C Preferred Stock) are entities managed by Michael Margolies, a director and principal shareholder of the Company.

In connection with the closing of the SPA as discussed above, the Company issued warrants to purchase 3,200,000 shares of Common Stock as consideration payable to Littlebanc Advisors, LLC, an associate of Wilmington Capital Securities, LLC (the “Placement Agent”). At closing, the Placement Agent assigned and transferred 1,985,990 of the warrants to Michael Margolies, a director and principal shareholder of the Company, and assigned and transferred 640,810 of the warrants to Kevin Gadawski, the CEO, CFO, and a director of the Company.

As a result of the closing of the SPA, the Company intends to repay 10% convertible promissory notes issued in February 2014 in the amounts of $125,000 each to James Miller, a director of the Company, and to Richard Carrington, a shareholder.

In addition, the Company intends to repay a one-year 10% convertible promissory note dated March 13, 2014, payable in the principal amount of $500,000 to LB Merchant PSMH-1, LLC, the holder of the outstanding Series A Preferred Stock and an entity managed by Michael Margolies, a director and principal shareholder of the Company.

Further, Mr. Margolies, a director and principal shareholder, and Kevin Gadawski, a director and the CEO and CFO of the Company, assigned promissory notes in the aggregate amount of $135,000 to an affiliate who purchased Series C Preferred Stock at the closing of the SPA. These promissory notes are one-year 10% convertible promissory notes that were issued in February 2014 and are repayable in February 2015.

Other than as disclosed above, no one who has been a Company director or executive officer since the beginning of our last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Certificate Amendment that is not shared by all other holders of the Company’s Common and Preferred Stock.

VOTING PROCEDURES

Vote(s) Required; Insider Voting Intentions

In order for the proposal to be approved pursuant to Delaware law, we must receive the written consent of a majority of the votes underlying the outstanding shares of Common and Preferred Stock (46,609,130 votes) (the “Requisite Consents”). Each share of Common Stock entitles the holder of record to one vote. Each share of Preferred Stock entitles the holder to the number of votes as determined on an as-converted basis. Failure to vote (return a written consent form) at all will have the effect of a vote against the proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have the effect of a vote against the proposal.

Officers and directors of the Company and their affiliates holding approximately 41.55% of the voting control of the Company have indicated their intent to provide consents for approval of the items set forth herein. We will not follow through with the proposal unless we also receive the written consent of a majority of the votes underlying shares of Common and Preferred Stock which would be duly outstanding on the Record Date.

Our board of directors recommends that you vote (give written consent) “FOR” the proposal.

Procedure for Implementing the Proposal

The Certificate Amendment would become effective upon (i) the filing by us with the Delaware Secretary of State of a Certificate of Amendment to the Certificate of Incorporation, reflecting the Certificate Amendment, and (ii) 20 days have passed since this Consent Solicitation Statement was sent to shareholders.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenters’ rights or appraisal rights with respect to the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our Common Stock as of October 2, 2014 of (i) each person who is known to us to be the beneficial owner of more than five percent of our Common Stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group (the address for all directors and executive officers is 5900 Mosteller Drive, Oklahoma City, OK 73112):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Prior to Offering(1)		Percent of Class Prior to Offering(1)	Amount of Beneficial Ownership Received in Offering	Amount and Nature of Beneficial Ownership After Offering(1)		Percent of Class After Offering(1)
Jeffrey R. Smith	5,546,791	(2)	18.74%	-	5,546,791	(2)	18.74%

Kevin Gadawski	348,364	(3)	1.25%	640,810	989,174	(4)	3.47%

Michael Margolies	10,260,371	(5)	27.36%	30,652,657	40,913,028	(6)	59.98%

James C. Miller	1,050,000	(7)	3.81%	-	1,050,000	(7)	3.81%

Samuel Morelli	443,263	(8)	1.60%	-	443,263	(8)	1.60%

Ron Hanna 5900 Mosteller Drive Oklahoma City, OK 73112	3,121,208	(9)	10.58%	-	3,121,208	(9)	10.58%

James Pulsipher 700 Belford Avenue Grand Junction, CO 81501	291,177		1.06%	-	291,177		1.06%

Jared Peterson 700 Belford Avenue Grand Junction, CO 81501	295,750		1.08%	-	295,750		1.08%

Executive Officers and Directors as a Group (7 Persons)	19,483,084		48.53%	31,293,467	50,776,551		71.07%

Edward Kenmure 5900 Mosteller Drive Oklahoma City, OK 73112	1,765,595		6.42%	-	1,765,595		6.42%

Cindy Smith 5900 Mosteller Drive Oklahoma City, OK 73112	5,546,791	(10)	18.74%	-	5,546,791	(10)	18.74%

LB Merchant PSMH-1, LLC(11)(12) 455 NE D-337 Delray Beach, FL 33483	9,300,000	(11)	25.27%	6,166,667	15,466,667	(12)	35.92%

LB Merchant PSMH-2, LLC(13) 455 NE D-337 Delray Beach, FL 33483	-		-	22,500,000	22,500,000	(13)	43.30%

(1) This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table. As of October 2, 2014, we had 27,507,759 shares outstanding.

(2) Includes 70,000 shares owned by companies controlled by Mr. Smith and for which he has 50% of the voting and investment power. Also includes 1,960,000 shares owned by Cindy Smith, his wife, 521,801 shares held in his brokerage account, and 2,098,000 shares issuable upon exercise of warrants held by Mr. Smith.

(3) Includes 321,870 shares issuable upon the exercise of warrants held by Mr. Gadawski.

(4) Includes 962,680 shares issuable upon the exercise of warrants held by Mr. Gadawski.

(5) Includes 745,630 shares issuable upon the exercise of warrants held by Mr. Margolies, 50,000 shares issuable upon the exercise of warrants held by an entity for which Mr. Margolies is managing member, 9,250,000 shares issuable upon conversion of the Series A Preferred Stock for which entity Mr. Margolies is managing member, and 39,741 shares of Common Stock owned by an entity of which Mr. Margolies is managing member.

(6) Includes 2,731,620 shares issuable upon the exercise of warrants held by Mr. Margolies, 50,000 shares issuable upon the exercise of warrants held by an entity for which Mr. Margolies is managing member, 15,416,667 shares issuable upon conversion of the Series A Preferred Stock for which entity Mr. Margolies is managing member, 22,500,000 shares issuable upon conversion of Series C Preferred Stock for which entity Mr. Margolies is managing member, and 39,741 shares of Common Stock owned by an entity of which Mr. Margolies is managing member.

(7) Includes 1,000,000 shares held by a trust for the benefit of Mr. Miller and for which he is a trustee and 50,000 shares issuable upon the exercise of warrants held by Mr. Miller.

(8) Includes 125,000 shares issuable upon exercise of options held by Mr. Morelli.

(9) Includes 2,000,000 shares issuable upon exercise of warrants held by Mr. Hanna.

(10) Includes 3,458,791 shares beneficially owned by her husband, Jeffrey R. Smith and included above in his beneficial holdings.

(11) Mr. Margolies as Managing Member has voting control of the shares owned by LB Merchant PSMH-1, LLC. Includes 9,250,000 shares issuable upon conversion of the Series A Preferred Stock and 50,000 shares issuable upon the exercise of warrants.

(12) Mr. Margolies as Managing Member has voting control of the shares owned by LB Merchant PSMH-1, LLC. Includes 15,461,667 shares issuable upon conversion of the Series A Preferred Stock and 50,000 shares issuable upon the exercise of warrants.

(13) Mr. Margolies as Managing Member has voting control of the shares owned by LB Merchant PSMH-2, LLC. Includes 22,500,000 shares issuable upon conversion of the Series C Preferred Stock.

(14) Includes 5,000,000 shares issuable upon conversion of the Series B Preferred Stock.

(15) Includes 8,333,333 shares issuable upon conversion of the Series B Preferred Stock and 12,500.000 shares issuable upon conversion of the Series D Preferred Stock.

(16) Includes 3,750.000 shares issuable upon conversion of the Series D Preferred Stock.

The Series B and D Preferred Stock may not be converted into Common Stock if the beneficial owner of such shares (together with such beneficial owner’s affiliates) would thereafter exceed 4.99% of the outstanding Common Stock whether through conversion of the Series B or D Preferred Stock or otherwise.

CHANGE OF CONTROL

We are currently not aware of any arrangements the operation of which may at a subsequent date result in a change in control of the Company.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Consent Solicitation Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of such shareholders. Also, we will promptly deliver a separate copy of this Consent Solicitation Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Consent Solicitation Statement was delivered, or deliver a single copy of this Consent Solicitation Statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Shareholders also may address future requests regarding delivery of Consent Solicitation Statements, proxy statements and annual reports by contacting us at the address noted above.

STOCKHOLDER PROPOSALS

There are no proposals by any security holder which are or could have been included within this consent solicitation.

We did not hold an annual meeting of shareholders for the fiscal year ended June 30, 2014 and, as such, the deadline for submitting shareholder proposals for inclusion in our proxy statement for our next annual meeting will be a reasonable time before we begin printing and distributing our proxy materials for our next annual meeting.

All shareholder proposals should be submitted to the attention of our Secretary at the address of our principal executive offices. We urge you to submit any such proposal by a means which will permit proof of the date of delivery, such as certified mail, return receipt requested.

By Order of the Board of Directors

/s/ Jeffrey R. Smith

Jeffrey R. Smith

Chairman

APPENDICES

The following appendices are included below:

●	APPENDIX A – Certificate of Amendment to the Certificate of Incorporation of PSM Holdings, Inc.
●	APPENDIX B – Audited Financial Statements and Notes for the Years Ended June 30, 2014 and June 30, 2013

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PSM HOLDINGS, INC.

The Certificate of Incorporation of PSM Holdings, Inc., a Delaware corporation, is hereby amended as follows:

1.     Section 3.1 of Article III of the Certificate of Incorporation is amended in its entirety to read as follows:

Authorized Shares. The total number of shares of stock which the corporation shall have authority to issue is 400,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share.

APPENDIX B

AUDITED FINANCIAL STATEMENTS AND NOTES FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of PSM Holdings, Inc. and Subsidiaries

Oklahoma City, Oklahoma

We have audited the accompanying consolidated balance sheets of PSM Holdings, Inc., (a Delaware corporation) and Subsidiaries (the “Company”), as of June 30, 2014 and 2013, and the related consolidated statements of operations and comprehensive income (loss), consolidated statements of cash flows and consolidated statement of stockholders’ equity for each of the years in the two year period ended June 30, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will not be able to pay the preferred dividends due October 15, 2014, is unable to remain current with certain expenses of the Company, and the operating company is experiencing significant industry and operational risks, including sustained operating losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 16 – Industry and Company Risks - Going Concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSM Holdings, Inc. and Subsidiaries as of June 30, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two year period ended June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/Accounting & Consulting Group, LLP

Certified Public Accountants

Carlsbad, New Mexico

October 14, 2014

PSM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	June 30, 2014	June 30, 2013
ASSETS
Current Assets:
Cash, and cash equivalents	$764,931	$4,515,618
Accounts receivable - related party, net	683,992	689,067
Accounts receivable - non related party, net	43,974	196,010
Loans held for sale	15,416,781	17,702,492
Prepaid expenses	142,096	161,717
Other assets	16,058	5,334
Total current assets	17,067,832	23,270,238

Property and equipment, net	582,118	490,293

Cash restricted for surety bonds	755,701	500,000
Loan receivable	88,898	88,898
Employee advances	500	33,930
Goodwill	1,809,429	1,809,429
Other intangible assets, net of accumulated amortization, June 30, 2014 - $599,270 and June 30, 2013 - $607,363	1,313,161	1,682,743
Security deposits	44,453	26,486
Total Assets	$21,662,092	$27,902,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$602,351	$503,895
Warehouse lines of credit payable - related party	14,942,781	15,688,725
Warehouse lines of credit payable - non related party	474,000	1,981,687
Notes payable	15,584	35,038
Dividend payable - related party	82,500	55,500
Dividend payable - non related party	51,000	30,000
Accrued liabilities	643,915	1,418,996
Cash held in escrow for renovation loans	23,201	-
Total current liabilities	16,835,332	19,713,841

Total Liabilities	16,835,332	19,713,841

Stockholders' Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized:
Convertible Series A, 3,700 shares outstanding at June 30, 2014 and June 30, 2013	4	4
Convertible Series B, 2,000 shares outstanding at June 30, 2014 and June 30, 2013	2	2
Convertible Series C, 1,800 shares and 0 shares outstanding at June 30, 2014 and June 30, 2013	2	-
Convertible Series C, 1,400 shares and 0 shares outstanding at June 30, 2014 and June 30, 2013	1	-
Common stock, $0.001 par value, 100,000,000 shares authorized: 29,257,759 and 29,402,024 outstanding as of June 30, 2014 and June 30, 2013	29,258	29,402
Treasury stock, at cost: shares held 21,600 at June 30, 2014 and June 30, 2013	(22,747)	(22,747)
Additional paid in capital	25,696,013	23,204,207
Accumulated deficit	(20,875,773)	(15,022,692)
Total Stockholders' Equity	4,826,760	8,188,176

Total Liabilities and Stockholders' Equity	$21,662,092	$27,902,017

The accompanying notes are an integral part of these consolidated financial statements.

PSM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	For the year ended June 30,
	2014	2013

Revenue
Revenue - related party	$10,526,199	$17,500,129
Revenue - non related party	2,012,036	4,372,838
Total revenue	12,538,235	21,872,967

Operating expenses
Selling, general & administrative	17,858,280	23,456,518
Depreciation and amortization	289,307	245,526
Total operating expenses	18,147,587	23,702,044

Loss from operations	(5,609,352)	(1,829,077)

Non-operating income (expense):
Interest expense	(72,560)	(6,886)
Interest and dividends	7,086	12,850
Realized gain (loss) on sale of assets	(266,755)	-
Other income	88,500	21,846
Total non-operating (expense) income	(243,729)	27,810

Loss from continuing operations before income tax	(5,853,081)	(1,801,267)

Provision for income tax	-	-

Net loss	(5,853,081)	(1,801,267)

Dividends on preferred stock	(390,000)	(281,200)

Comprehensive loss	$(6,243,081)	$(2,082,467)

Net loss per common share and equivalents - basic and diluted loss from operations	$(0.21)	$(0.07)

Weighted average shares of share capital outstanding - basic & diluted	29,397,729	29,350,116

Weighted average number of shares used to compute basic and diluted loss per share for the year ended June 30, 2014 and 2013 are the same since the effect of dilutive securities is anti-dilutive.

The accompanying notes are an integral part of these consolidated financial statements.

PSM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Preferred Stock		Additional Paid in	Treasury	Unrealized	Accumulated	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Stock	Gain (Loss)	Deficit	Equity
Balance - June 30, 2012	29,638,450	$29,638			$18,258,884	$(22,747)		$(13,221,425)	$5,044,350
Stock cancelled, issued to consultants for services	-	-			(204,714)	-	-	-	(204,714)
Cancellation of stock issued to consultants	(637,498)	(637)			637	-	-	-	-
Cancellation of stock issued to IMP employees	(16,000)	(16)			(12,784)	-	-	-	(12,800)
Stock issued to employees as bonus	179,500	179			62,645	-	-	-	62,824
Stock issued to employees in lieu of cash	210,575	211			51,789	-	-	-	52,000
Stock issued to a consultant in lieu of cash	26,997	27			6,640	-	-	-	6,667
Stock option issued to employees in lieu of cash					7,775				7,775
Issuance of preferred stock			5,700	6	5,842,494				5,842,500
Transaction costs on capital raise					(527,959)				(527,959)
Preferred stock dividend					(281,200)				(281,200)
Net loss								(1,801,267)	(1,801,267)
Balance - June 30, 2013	29,402,024	$29,402	5,700	$6	$23,204,207	$(22,747)	$-	$(15,022,692)	$8,188,176

Cancellation of stock received from Brookside sale	(210,500)	(210)			(19,787)	$-			(19,997)
Stock issued to employees as bonus					21,103				21,103
Stock issued to employees in lieu of cash	26,494	26			6,497				6,523
Stock issued to a consultant in lieu of cash	39,741	40			9,996				10,036
Issuance of preferred stock			3,200	3	3,199,997				3,200,000
Transaction costs on capital raise					(336,000)				(336,000)
Preferred stock dividend					(390,000)				(390,000)
Net loss								(5,853,081)	(5,853,081)
Balance - June 30, 2014	29,257,759	$29,258	8,900	$9	$25,696,013	$(22,747)	$-	$(20,875,773)	$4,826,760

The accompanying notes are an integral part of these consolidated financial statements.

PSM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the year ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,853,081)	$(1,801,267)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debts	-	470,305
Depreciation and amortization	289,307	245,526
Restricted cash	(255,701)	(500,000)
Disposition of property and equipment	62,174	-
Disposition of intangible assets	224,328	-
Stock received from sale of assets	(19,998)	-
Share based payment awards	21,170	57,801
Stock issued to third parties in lieu of cash	9,895	(198,048)
Stock issued to employees in lieu of cash	6,598	52,000
(Increase) decrease in current assets:
Accounts receivable	157,111	176,001
Mortgage loans held for sale	2,285,711	502,033
Prepaid expenses	19,622	283,025
Employee advances	33,430	-
Other current assets	(10,724)	(2,639)
Increase (decrease) in current liabilities:
Accounts payable	98,456	(261,931)
Dividends payable	48,000	-
Accrued liabilities	(775,081)	721,882
Renovation escrow	23,201	-
Net cash used in operating activities	(3,635,582)	(255,312)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(298,053)	(121,914)
Cash paid for security deposits	(17,967)	(14,517)
Net cash used by investing activities	(316,020)	(136,431)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from sale of stock	2,864,000	5,172,035
Conversion of short-term financing from related party into preferred stock purchase	(135,000)	-
Cash paid for preferred dividends	(390,000)	(53,200)
Cash proceeds from warehouse line of credit	29,468,684	24,348,636
Cash payments on warehouse line of credit	(30,976,371)	(27,370,738)
Cash proceeds from warehouse lines of credit - related party	286,735,579	394,741,648
Cash payments on warehouse lines of credit - related party	(287,481,523)	(392,221,479)
Cash payments on short term financing	(19,454)	-
Cash proceeds on loan from related party	885,000	35,038
Cash payments on loan from related party	(750,000)	(100,000)
Net cash provided by financing activities	200,915	4,551,940

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,750,687)	4,160,197

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	4,515,618	355,421

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$764,931	$4,515,618

See Note 4 - Statement of Cash Flows Additional Disclosures

The accompanying notes are an integral part of these consolidated financial statements.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background

As used herein and except as otherwise noted, the terms “Company” or “PSMH” shall mean PSM Holdings, Inc.

The Company was incorporated under the laws of the State of Utah on March 12, 1987, as Durban Enterprises, Inc. On July 19, 2001, Durban Enterprises, Inc., created a wholly-owned subsidiary called Durban Holdings, Inc., a Nevada corporation, to facilitate changing the domicile of the Company to Nevada. On August 17, 2001, Durban Enterprises, Inc. merged with and into Durban Holdings, Inc., leaving the Nevada corporation as the survivor.  The Company retained the originally authorized 100,000,000 shares at $0.001 par value.

On May 18, 2005, Durban Holdings, Inc. completed the acquisition of all of the outstanding stock of PrimeSource Mortgage, Inc., a Texas corporation, by a stock for stock exchange in which the stockholders of PrimeSource Mortgage, Inc. received 10,250,000 shares, or approximately 92% of the outstanding stock of the Company. Following the acquisition, effective May 18, 2005, the name of the parent “Durban Holdings, Inc.”, was changed to “PSM Holdings, Inc.” For reporting purposes, the acquisition was treated as an acquisition of the Company by PrimeSource Mortgage, Inc. (reverse acquisition) and a recapitalization of PrimeSource Mortgage, Inc. The historical financial statements prior to May 18, 2005, are those of PrimeSource Mortgage, Inc. Goodwill was not recognized from the transaction.

On December 14, 2011, PSM Holdings, Inc., created a wholly-owned subsidiary called PSM Holdings, Inc., a Delaware corporation, to facilitate changing the domicile of the Company to Delaware. On December 29, 2011, PSM Holdings, Inc. merged with and into PSM Holdings, Inc., leaving the Delaware Corporation as the survivor. The Company retained the originally authorized 100,000,000 shares at $0.001 par value.

Business Activity

The Company originates mortgage loans funded either directly off our warehouse lines of credit or through brokering transactions to other third parties. Approximately 95% of our mortgage origination volume is banked off of our current warehouse lines. We have relationships with multiple investors who purchase the loans funded on our warehouse lines. All of our lending activities are conducted by our subsidiary, PrimeSource Mortgage, Inc. (“PSMI”).

Historically, a significant portion of our business has been referral based and purchase orientated (versus refinance). The Company does not directly participate in the secondary markets and further does not maintain a servicing portfolio. Approximately 75% of total loan applications are generated from business contacts and previous client referrals. Realtor referrals and other lead sources like path2sell or leads. account for the balance of loan applications.

PrimeSource Mortgage, Inc., a wholly-owned subsidiary of PSM Holdings, Inc., was incorporated February 15, 1991 under the laws of the State of Texas. PrimeSource Mortgage, Inc. became a wholly-owned subsidiary of PSM Holdings, Inc., a Nevada corporation, on May 18, 2005. On March 15, 2011, PrimeSource Mortgage Inc. completed the acquisition of United Community Mortgage Corp. (“UCMC”), a New Jersey corporation, and UCMC became a wholly-owned subsidiary of PrimeSource Mortgage, Inc.

 On March 16, 2011, the Company completed its acquisition of UCMC and UCMC became a wholly-owned subsidiary of PrimeSource Mortgage, Inc. The Company purchased all the tangible assets, and all of the issued and outstanding shares of UCMC common stock and preferred stock, in exchange for 2,392,858 shares of the Company’s Common Stock valued at $1,675,000. The Company recorded intangible assets amounting to $1,087,432 as a result of this acquisition.

On June 9, 2011, UCMC entered into an Agreement and Plan of Merger with Brookside Mortgage, LLC, an Oklahoma limited liability company (“Brookside”). The merger transaction closed effective July 1, 2011, and at the closing, Brookside merged into UCMC. The stockholders of Brookside received a total consideration of 925,504 shares of the Company’s Common Stock, as adjusted, valued at $807,853 in exchange for all outstanding stock as consideration for acquisition of Brookside.  Post closing, one of the principal owners of Brookside was elected to the Company’s Board of Directors.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

On June 30, 2011, UCMC entered into an Agreement and Plan of Merger with Founders Mortgage, LLC, a Missouri limited liability company (“Founders”). The merger transaction closed effective July 1, 2011 and at the closing, Founders merged into UCMC.  The stockholders of Founders received a total consideration of 250,000 shares of the Company’s Common Stock, as adjusted, valued at $225,000 in exchange for all outstanding stock as consideration for acquisition of Founders. On July 6, 2011, the Company issued 250,000 shares of its Common Stock to the stockholders of Founders.

On August 8, 2011, UCMC entered into an Agreement and Plan of Merger with Fidelity Mortgage Company, a Colorado corporation (“Fidelity”). The merger transaction closed effective August 1, 2011 and at the closing, Fidelity merged into UCMC. The stockholders of Fidelity received a total consideration of 1,785,714 shares of the Company’s Common Stock, as adjusted, valued at $1,250,000 in exchange for all outstanding stock as consideration for acquisition of Fidelity.  In January 2012, the principal owner of Fidelity was elected to the Company’s Board of Directors.

On October 13, 2011, UCMC entered into an Agreement and Plan of Merger with Iowa Mortgage Professionals, Inc., an Iowa corporation (“IMP”). The merger transaction closed effective November 1, 2011 and at the closing IMP merged into UCMC. The stockholder of IMP received 1,285,714 shares of the Company’s Common Stock valued at $681,428 in exchange for all outstanding stock of IMP as consideration for acquisition of IMP.  In January 2012, the principal owner of IMP was elected to the Company’s Board of Directors.

The Company currently operates and is licensed in the following states: Arkansas, California, Colorado, Florida, Illinois, Iowa, Kansas, Kentucky, Missouri, Montana, Nebraska, New Jersey, New York, New Mexico, North Dakota, Oklahoma, Oregon, Texas and Utah.

Summary of Significant Accounting Policies

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. The financial statements of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Financial Accounting Standards Board (FASB) is the accepted standard-setting body for establishing accounting and financial reporting principles.

Principles of Consolidation

The consolidated financial statements include the accounts of PSM Holdings, Inc., its wholly-owned subsidiary WWYH, Inc., and WWYH's wholly-owned subsidiary Prime Source Mortgage, Inc. All material intercompany transactions have been eliminated in the consolidation.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Accordingly, actual results could differ from those estimates.  Significant estimates include the value of intangibles, estimated depreciable lives of property, plant and equipment, estimated valuation of deferred tax assets due to net operating loss carry-forwards and estimates of uncollectible amounts of loans and notes receivable.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, cash and cash equivalents include cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less.

Restricted Cash

The Company has certain cash balances set aside as collateral to secure various bonds required pursuant to the licensing requirements in some of the states we conduct business in.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

Accounts Receivable

Accounts receivable represent commissions earned and fees charged on closed loans that the Company has not received. Accounts receivable are stated at the amount management expects to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts.

Employee Advances and Loans Receivable

Employee advances and loans receivable are stated at the unpaid principal balance. Interest income is recognized in the period in which it is earned.

Loans Held For Sale

The Company originates all of its residential real estate loans with the intent to sell them in the secondary market. Loans held for sale consist primarily of residential first and second mortgage loans that are secured by residential real estate throughout the United States.

Although the Company does not intend to be a loan servicer, from time to time it is necessary that certain loans be serviced for a period of time. Even in these situations the Company intends to service the loan only for the amount of time necessary to get the loan sellable to a third party investor. As of June 30, 2014, the Company had nine such loans that required servicing before they could be sold to an investor. Eight of the nine loans were performing and were carried on the books at their fair value, determined using current secondary market prices for loans with similar coupons, maturities and credit quality. One of the loans was delinquent. The delinquent loan had unpaid principle and interest of 6,884 as of June 30, 2014. The Company contacted this borrower and the borrower has since started to make payments (subsequent to year end). Further, subsequent to year-end, five of the nine loans have been sold to third party investors. As of June 30, 2014, the Company has not recorded any adjustment to the fair value of the remaining four loans as any accrued gain or loss would not be material to the Company.

As noted above, the fair value of loans held for sale is determined using current secondary market prices for loans with similar coupons, maturities and credit quality. Loans held for sale are pledged as collateral under the Company’s warehouse lines of credit. The Company relies substantially on the secondary mortgage market as all of the loans originated are sold into this market.

Interest on mortgage loans held for sale is recognized as earned and is only accrued if deemed collectible. Interest is generally deemed uncollectible when a loan becomes three months or more delinquent or when a loan has a defect affecting its salability. Delinquency is calculated based on the contractual due date of the loan. Loans are written off when deemed uncollectible.

Prepaid Expenses

Prepaid expenses are advance payments for products or services that will be used in operations during the next 12 months. Prepaid expenses consist of prepaid insurance, rents and prepaid investor relations services provided by outside consultants and amounted to $142,096 and $161,717 at June 30, 2014 and 2013, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows. Expenditures for maintenance and repairs are charged to expense as incurred.

Furniture, fixtures and office equipment (years)	5	-	7
Computer equipment (years)		5

Goodwill and Indefinite-Lived Intangible Assets

Goodwill and other intangible assets with an indefinite useful life are not subject to amortization but are reviewed for impairment annually or more frequently whenever events or changes in circumstances indicate that the carrying amount of an intangible asset may not be recoverable. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans by using a discounted cash flow ("DCF") analysis. Determining fair value using a DCF analysis requires the exercise of significant judgments, including judgments about appropriate discount rates, perpetual growth rates and the amount and timing of expected future cash flows. If the fair value of a reporting entity exceeds its carrying amount, goodwill of the reporting entity is not impaired and the second step of the impairment test is not required. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is required to be performed to measure the amount of impairment, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting entity’s goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. If the carrying amount of the reporting entity’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

The impairment test for indefinite-lived intangible assets involves a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value of the indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Long-Lived Assets and Intangible Assets with Definite Lives

Long-lived assets, including property and equipment and intangible assets with definite lives, are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount is deemed to not be recoverable, an impairment loss is recorded as the amount by which the carrying amount of the long-lived asset exceeds its fair value. Amortization of definite lived intangible assets is recorded on a straight-line basis over their estimated lives.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. In addition, there is the deferred tax asset which represents the economic value of various tax carryovers.

Taxes Collected and Remitted to Governmental Authorities

When applicable, the Company collects gross receipts taxes from its customers and remits them to the required governmental authorities. Related revenues are reported net of applicable taxes collected and remitted to governmental authorities.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $706,527 and $958,306 for the years ended June 30, 2014 and 2013, respectively.

Share Based Payment Plan

The Company grants stock options and restricted stock units to certain executive officers, key employees, directors and independent contractors. Stock options have been granted for a fixed number of shares, vest equally over a three-year period and are valued using the Black-Scholes option pricing model. Stock grants have been awarded for a fixed number of shares with a value equal to the fair value of the Company’s common stock on the grant date. Stock-based compensation expense is recorded net of estimated forfeitures for the years ended June 30, 2014 and 2013 based on the stock-based awards that were expected to vest during such periods. Under the 2012 Stock Incentive Plan, the Company can grant stock or options to employees, related parties, and unrelated contractors in connection with the performance of services provided to the Company by the awardees.

Revenue Recognition

The Company’s revenue is derived primarily from revenue earned from the origination and sale of mortgage loans. Revenues earned from origination of mortgage loans is recognized on the earlier of the settlement date of the underlying transaction or the funding date of the loan. Loans are funded through warehouse lines of credit and are sold to investors, typically within 16 days. The gain or loss on the sale of loans is realized on the date the loans are sold.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

The Company receives an override fee on the warehouse lines of credit on loans closed on the lines. The revenue from the override fees is recognized as earned when the loan is funded.

Compensated Absences

The Company records an accrual for accrued vacation at each period end. Other compensated absences are expensed as incurred.

Reclassification

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Recent Accounting Pronouncements

The Company has evaluated the possible effects on its financial statements of the accounting pronouncements and accounting standards that have been issued or proposed by FASB that do not require adoption until a future date, and that are not expected to have a material impact on the consolidated financial statements upon adoption.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 – ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable is presented on the balance sheet net of estimated uncollectible amounts. Approximately 94% of the outstanding accounts receivable are due from one customer. The Company records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. The Company did not record an allowance for doubtful accounts for the years ended June 30, 2014 and 2013.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

	June 30, 2014	June 30, 2013
Fixtures and equipment	$1,724,951	$1,683,732
Less: Accumulated depreciation	(1,142,833)	(1,193,439)
Property and equipment, net	$582,118	$490,293

Depreciation expense for the years ended June 30, 2014 and 2013 was $144,053 and $100,271, respectively.

NOTE 4 – STATEMENTS OF CASH FLOWS ADDITIONAL DISCLOSURES

Supplemental information for cash flows at June 30, 2014 and 2013 consist of:

	June 30, 2014	June 30, 2013
Supplemental Cash Flow Disclosures:
Cash paid for interest	$72,560	$6,886
Cash paid for income taxes	$-	$-

Supplemental Information for Non-Cash Investing and Financing Activities were as follows:
Stock issued to employees and officers in lieu of compensation	$6,598	$52,000
Stock issued to employees as bonus	$21,170	$57,801
Stock issued to consultants for services	$9,895	$(198,048)
Stock received for the sale of assets	$(19,998)	$-

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

NOTE 5 – RELATED PARTY TRANSACTIONS

President/Chief Executive Officer and Director

The Company entered into an Employment Agreement (the “COO EA”) with a Director as its Interim Chief Operating and Chief Financial Officer effective February 7, 2013. Pursuant to the terms of the COO EA, the Company agreed to pay an annual compensation of $240,000. For the year ended June 30, 2014, the Company recorded compensation expense of $213,627, of which $6,624 was paid in stock in lieu of cash and $4,158 in health insurance benefits. For the year ended June 30, 2013 the Company recorded compensation expense of $100,000 and $1,104 in health insurance benefits. On August 28, 2013, upon the resignation of the Company’s former President and Chief Executive Officer, this individual assumed the role of President and Chief Executive Officer.

Executive Vice-President and Director

The Company entered into an Employment Agreement (the “EA”) with its Executive Vice-President effective January 1, 2011. Pursuant to the terms of the EA, the Company agreed to pay an annual compensation of $200,000, a monthly car allowance of $700, and a monthly allowance of $1,290 for health benefits for the officer and his family. On January 1, 2014, the agreement was renewed for one year. For the years ended June 30, 2014 and 2013, the Company recorded (i) $205,916 and $250,000 in compensation expense, of which $16,667 was paid in stock for the year ended June 30, 2013 (ii) recorded $8,400 and $8,400 in car allowance, and (iii) $4,158 and $4,418 in life and health insurance benefits.

Former President/Chief Executive Officer and Director

The Company entered into an Employment Agreement (the “Agreement”) with its President/Chief Executive Officer effective January 1, 2011. Pursuant to the terms of the Agreement, the Company issued 750,000 shares of Common Stock valued at $525,000 as a signing bonus to induce him to enter into the Agreement, agreed to pay an annual compensation of $225,000, a monthly car allowance of $750, and a monthly allowance of $800 for health benefits for the officer and his family. On January 1, 2012, the annual compensation was increased to $250,000 pursuant to the terms of Agreement. For the years ended June 30, 2014 and 2013, the Company recorded (i) $141,444 and $243,750 in compensation expense, of which $18,750 was paid in stock for the year ended June 30, 2013 (ii) recorded $4,500 and $9,000 in car allowance, and (iii) $4,158 and $4,418 in life and health insurance benefits. On August 28, 2013, this individual resigned as the President and Chief Executive Officer and Director.

Other Directors

February 7, 2013, the Company entered into a two-year consulting agreement with an entity controlled by one of the Company’s directors. The agreement calls for monthly compensation of $15,000 per month for strategic advisory and investor relation services. For the years ended June 30, 2014 and 2013, the Company recorded consulting expense of $60,000 and $75,000, respectively. $7,500 of the fees paid during the twelve months ending June 30, 2014 were paid in stock in lieu of cash. This director has agreed to suspend providing investor relation services to the Company until a future date agreed upon by the parties.

One of the Company’s directors is a principal stockholder of a management company that provides two revolving warehouse lines of credit to the Company. Amounts outstanding on the credit lines as of June 30, 2014 and June 30, 2013 were $14,942,781 and $15,688,725 which were offset by $14,942,781 and $15,688,725 of funding receivables as of June 30, 2014 and June 30, 2013, respectively (See Note 9).

Former Directors

On March 15, 2011, the Company entered into an employment agreement with a director of the Company in connection with the acquisition of United Community Mortgage Corp. The term of the employment agreement is for two years, with automatic one-year extensions unless notice is given by either party. The individual resigned as a director concurrent with the capital raise completed on February 5, 2013. The agreement provides for an annual base salary of $120,000 with increases based upon increases in originations at the respective branch and incentive payments upon securing additional branches for PSMI. The Company recorded total compensation expense of $148,247 and $124,469 for the years ended June 30, 2014 and 2013, respectively.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

On July 1, 2011, the Company entered into an employment agreement with a director of the Company, in connection with the acquisition of Brookside Mortgage, LLC (“Brookside”). The term of the employment agreement is for two years, with automatic one-year extensions unless notice is given by either party. The individual resigned as a director concurrent with the capital raise completed on February 5, 2013. The agreement provides for an annual base salary of $120,000 plus a bonus equal to 25% of the net profit earned by Brookside branch in excess of $400,000 annual profits earned. On November 1, 2012, the Company agreed to revise the employment agreement making the term at will with sixty days’ notice from either party and provided additional overrides based on production. The revised agreement has not been executed. The Company recorded total compensation expense of $227,731 and $194,256 for the years ended June 30, 2014 and 2013, respectively. Effective January 16, 2014, this individual resigned from all positions with the Company.

On August 8, 2011, the Company entered into an employment agreement with a director of the Company in connection with the acquisition of Fidelity Mortgage Company. The term of the employment agreement is for two years, with automatic one-year extensions unless notice is given by either party. The individual resigned as a director concurrent with the capital raise completed on February 5, 2013. The individual remains a regional vice president of one of the Company’s corporate lending centers. The agreement provides that for each full year of employment, a bonus equal to 12.5 basis points of the loan production and 50% of net profit of the Fidelity branch in excess of $500,000 earned will be paid to the individual. Bonuses are to be earned upon closing of each loan and paid on a fixed interval basis. On January 1, 2013, the Company amended the employment agreement to provide additional bonuses based on production and removed any bonus opportunity based on profitability. The Company recorded total compensation expense of $470,237 and $1,188,058 for the years ended June 30, 2014 and 2013, respectively. In January 2014, this individual resigned from all positions with the Company.

The Company leases an office space in a building that is 100% owned by this former director. The terms of the operating lease under a non-cancellable lease agreement expire on September 1, 2015, and required a monthly rent of $21,720. Total rent paid for the office lease for the years ended June 30, 2014 and 2013 were $123,723 and $268,066, respectively. The lease was terminated upon the resignation of this former director in January 2014.

Effective November 1, 2011, the Company entered into an employment agreement with a director of the Company, in connection with our acquisition of IMP. The individual resigned as a director concurrent with the capital raise completed on February 5, 2013. The term of his employment agreement is for two years, with automatic one-year extensions unless notice is given by either party. The agreement provides for an annual base salary of $120,000 plus a bonus equal to 25% of the net profit earned by the branch in excess of $400,000 annual profits earned. On March 11, 2013, the Company agreed to revise the employment agreement making the term at will with sixty days’ notice from either party and provided additional overrides based on production. The revised agreement has not been executed. The Company recorded total compensation expense of $98,920 and $169,453 in bonus and over-ride commissions for the years ended June 30, 2014 and 2013, respectively. On January 31, 2014, this individual resigned from all positions with the Company.

On March 29, 2012, a management company this individual is a principal of provided a revolving line of credit to the Company in the amount of $100,000. The line of credit was unsecured, bears a 6% annual rate of interest and was due on March 20, 2013. Upon maturity in March 2013, the line of credit was not renewed.

This individual is the principal of a third party processing company that provided processing services for loans funded in our former Iowa branch. The per file fees charged are believed to be under market pricing. The fees are paid by the borrower at closing and are not paid directly by the Company. Upon this individuals departure from the Company, the Company ceased utilizing any services from this third party processing company.

Other Employees

Effective January 1, 2013, the Company amended an employment agreement with the Vice President – Mountain Division. Under the new agreement, the term has been modified to at will with 60 days’ notice from either party. The employee is paid an annual salary of $95,000 and receives bonuses based on production. Additionally, the employee is eligible to receive 50% of the net profits of the Fidelity Mortgage branch on annual net income in excess of $500,000. The Company recorded total compensation expense of $420,828 and $905,924 for the years ended June 30, 2014 and 2013, respectively. On January 31, 2014, this individual resigned from all positions with the Company.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

Loans Receivable

Loans receivable from a related party as of June 30, 2014 and 2013 consists of:

	Original loan	Balance due June 30, 2014	Balance due June 30, 2013
Secured loans to Nationwide bearing annual interest at 6% with no defined payment terms	$167,000	$88,898	$88,898

Accrued interest due from Nationwide	-	10,668	5,334
	$167,000	$99,566	$94,232
Less allowance for uncollectible amounts	-	-	-
	$167,000	$99,566	$94,232

The Company entered into two Commercial Security Agreements dated November 16, 2006 and February 16, 2007 (the “Security Agreements”) with Nationwide securing the loan amount of $167,000 with 150,000 shares of the Company’s own Common Stock held by Nationwide.  On June 15, 2012, the Company renegotiated the Security Agreements with Nationwide and agreed to amend (i) the annual interest rate on the Security Agreement to 6%, and (ii) the maturity date to September 30, 2013. On May 13, 2014, the Company extended the maturity date to October 15, 2014. All other terms and conditions of the Security Agreement remained the same. The Company recorded interest income of $5,334 and $5,334 from the loan receivable from Nationwide for each of the years ended June 30, 2014 and 2013. Subsequent to June 30, 2014, NWBO made payments to the Company totaling $12,110 which represented payment of all accrued interest as well as principal reduction.

Loan Agreements

On March 13, 2014, the Company entered into a Loan Agreement (the “Loan Agreement”) with LB MERCHANT PSMH-1, LLC, an entity controlled by Michael Margolies, a director of the Company (the “Lender”). Under the terms of the Loan Agreement, the Lender agreed to loan $500,000 for operating expenses of the Company and its operating subsidiary, as well as to fund growth of the Company. The funds were received by the Company on March 13, 2014. The loan is evidenced by a 10% Promissory Note (the “Note”) which bears interest at 10% per annum. In addition, the Lender received four tenths (0.40) of one common stock purchase warrant (the “Warrants”) for each $0.80 loaned to the Company (totaling 300,000 Warrants), and such Warrants were issued as directed by the Lender with the Lender receiving 50,000 Warrants and Jeffrey R. Smith, a director and Executive Vice President of the Company receiving 50,000 Warrants. The remaining 200,000 Warrants were issued to Citizens State Bank. Each five-year Warrant is exercisable at $0.40 per share, subject to adjustment in the event of the issuance of additional common shares or common stock equivalents at less than the exercise price. The Warrants also provide for cashless exercise. The Warrants are not transferable or assignable without the prior consent of the Company.

Effective February 12, 2014, the Company entered into a short-term Loan Agreement dated February 10, 2014 (the “Loan Agreement”) with James Miller and Michael Margolies, directors of the Company, Kevin Gadawski, a director, CEO and CFO of the Company, and Richard Carrington, a shareholder (collectively the “Lenders” and each a “Lender”). Under the terms of the Loan Agreement, the Lenders agreed to loan an aggregate of $385,000 for operating expenses of the Company and its operating subsidiary, as well as to fund growth of the Company. The funds were received by the Company beginning on February 13, 2014, through February 18, 2014. The loans are evidenced by one-year 10% Convertible Promissory Notes (the “Notes”) which bear interest at 10% per annum. In addition, each Lender received one common stock purchase warrant (the “Warrants”) for each $2.50 loaned to the Company. The Warrants also provide for cashless exercise. The Warrants are not transferable or assignable without the prior consent of the Company. Mr. Margolies and Mr. Gadawski converted their notes into the Preferred Stock transaction completed April 1, 2014. Mr. Miller and Mr. Carrington’s notes were repaid on April 3, 2014.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

NOTE 6 – NOTE RECEIVABLE AND EMPLOYEE ADVANCES

On December 1, 2010, the Company’s subsidiary PSMI, formerly known as UCMC, executed a Promissory Note (“Note”) with an unrelated third party for a principal sum of $360,000. Interest shall accrue on the outstanding principal balance of the Note at a variable interest rate per annum equal to the sum of the LIBOR Rate plus 0.55%. Interest shall be paid quarterly in arrears commencing March 1, 2011 and continuing on the last business day of each fiscal quarter thereafter except that the entire unpaid interest on the Note shall be due and payable in full on or before the maturity date. The principal and any unpaid interest shall be due and payable in full on December 1, 2016. Based on the inconsistent pattern of interest payments received by the Company in the past, there exists substantial doubt about the ultimate collectability of this note. As such, the Company did not record any interest for the years ended June 30, 2014 or June 30, 2013 and has reserved 100% of the outstanding balance as uncollectible as of June 30, 2014.

On December 31, 2010, the Company’s subsidiary PSMI, formerly known as UCMC, executed a Letter of Repayment with three employees in the amount of $189,654 for funds advanced to them as a loan. These loans are unsecured, non-interest bearing and due on demand. Payments of these loans are made from a portion of commissions earned by these employees. If the employees’ employment is terminated for any reason, the loan outstanding will become due and payable in full or specific arrangements will be made. Two of these individuals have not been active in closing new loans, and thus substantial doubt exists about the ultimate collectability of the amounts due from these individuals. The Company increased the allowance for uncollectible advances to $158,664 as of June 30, 2014 (allowance was $33,862 as June 30, 2013). During the year ended June 30, 2014, these employees were terminated and the remaining outstanding balance of the loans were written-off.

NOTE 7 – ACQUISITION OF ENTITIES

Brookside Mortgage, LLC

On June 9, 2011, the Company entered into an Agreement and Plan of Merger with Brookside Mortgage, LLC, an Oklahoma limited liability company (“Brookside”). At the closing, Brookside merged into United Community Mortgage Corp., a wholly-owned subsidiary of PrimeSource Mortgage, Inc., which is our wholly-owned subsidiary. The merger transaction closed effective July 1, 2011. The stockholders of Brookside received a total of 800,000 shares of the Company’s Common Stock valued at $720,000, as adjusted, in exchange for all the outstanding stock of Brookside. The Common Stock issued was valued at the fair value of the stock on the date of closing. Additionally, as per the transaction documents, the Company issued an additional 125,504 shares on May 16, 2012, valued at $87,853 to cover any tax liability incurred by the former stockholders of Brookside. The common shares issued to the stockholders of Brookside have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Estimated fair value of the assets acquired on July 1, 2011:

Cash and cash equivalents	$30,000
Accounts receivable	8,689
Deposits	21,011
Employee advances	10,130
Other assets – escrow	225
Furniture & equipment, net	77,350
Security deposits	3,443
150,848
Liabilities assumed	(25,975)
Net assets acquired	124,873
Goodwill	385,417
Intangible asset – customer list	297,563
Total consideration paid	$807,853

Founders Mortgage, LLC

On June 30, 2011, the Company entered into an Agreement and Plan of Merger with Founders Mortgage, LLC, a Missouri limited liability company (“Founders”). At closing, Founders merged into United Community Mortgage Corp., a wholly-owned subsidiary of PrimeSource Mortgage, Inc., which is our wholly-owned subsidiary. The merger transaction closed effective July 1, 2011. The stockholder of Founders received 250,000 shares of the Company’s Common Stock valued at $225,000 in exchange for all of the outstanding stock of Founders. The Common Stock issued was valued at the fair value of the stock on the date of closing. The common shares issued to the stockholder of Founders have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

Estimated fair value of the assets acquired on July 1, 2011:

Cash and cash equivalents	$90,000
Employee advances	12,044
Office equipment	37,387
Security deposits	4,375
Other assets	1,083
144,889
Liabilities assumed	-
Net assets acquired	144,889
Intangible asset – customer list	80,111
Total consideration paid	$225,000

Fidelity Mortgage Company

On August 8, 2011, the Company entered into an Agreement and Plan of Merger with Fidelity Mortgage Company, a Colorado corporation (“Fidelity”). At the closing, Fidelity merged into United Community Mortgage Corp., a wholly-owned subsidiary of PrimeSource Mortgage, Inc., which is our wholly-owned subsidiary. The merger transaction closed effective August 1, 2011. On August 8, 2011, the closing was held for the Merger Agreement with Fidelity. The stockholders of Fidelity received 1,785,714 shares of the Company’s Common Stock valued at $1,250,000 in the merger transaction in exchange for all the outstanding stock of Fidelity. The Common Stock issued was valued at the fair value of the stock on the date of closing. The common shares issued to the principal stockholders of Fidelity have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Estimated fair value of the assets acquired on August 1, 2011:

Accounts receivable	$40,929
Furniture and equipment, net	349,739
390,668
Liabilities assumed	-
Net assets acquired	390,668
Goodwill	859,332
Total consideration paid	$1,250,000

Iowa Mortgage Professionals, Inc.

On October 18, 2011, the Company entered into an Agreement and Plan of Merger with Iowa Mortgage Professionals, Inc., an Iowa corporation (“IMP”).  At the closing, IMP merged into United Community Mortgage Corporation, a wholly-owned subsidiary of PrimeSource Mortgage, Inc., which is our wholly-owned subsidiary.  The merger transaction closed effective November 1, 2011. On November 1, 2011, the closing was held for the Merger Agreement with IMP.  The stockholder of IMP received 1,285,714 shares of the Company’s Common Stock valued at $681,428 in the merger transaction in exchange for all the outstanding stock of IMP.  The Common Stock issued was valued at the fair value of the stock on the date of closing.  The common shares issued to the principal stockholder of IMP have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

Estimated fair value of the assets acquired on November 1, 2011:

Cash and cash equivalents	$50,000
Other current assets	3,383
Furniture and equipment, net	70,852
124,235
Liabilities assumed	(7,487)
Net assets acquired	116,748
Goodwill	564,680
Total consideration paid	$681,428

The purchase price allocation for the assets acquired and liabilities assumed for Brookside, Founders, Fidelity, and IMP (“Acquirees”) as adjusted, recorded in the accompanying financial statements at June 30, 2014 and 2013, are based on their estimated fair values at the date of their acquisition. Immediately after the closing of mergers, the Company obtained full control of the operations of the Acquirees. Accordingly, the operating results of the Acquirees have been consolidated with those of the Company beginning the closing dates of the mergers of Acquirees through June 30, 2014.

The fair value of the shares issued by the Company in connection with the acquisition of the Acquirees exceeded the fair market value of the net assets acquired. Thus, identifiable intangible assets, customer lists and goodwill were generated, and these amounts are recorded as a non-current asset on the Balance Sheet at June 30, 2014.

United Community Mortgage Corp.

On March 15, 2011, the Company completed its acquisition of United Community Mortgage Corp. (“UCMC”), a New Jersey corporation. The Company purchased all of the tangible assets and all issued and outstanding shares of UCMC common stock and preferred stock in exchange for 2,392,858 shares of the Company’s Common Stock valued at $1,675,000. The common shares were valued at the actual date of issuance of such shares.

Estimated fair value of assets acquired on March 16, 2011:
Tangible assets acquired		$587,568
Intangible assets acquired:
FHA "Full Eagle" Status	$938,790
State licenses	31,293
Customer list	117,349
		1,087,432
Total assets acquired		1,675,000
Liabilities assumed		-
Net assets acquired		$1,675,000

Consideration paid		$1,675,000

The Company recorded the assets acquired at their fair value in the accompanying financial statements as of June 30, 2014 and 2013. The value of the shares issued by the Company in connection with the acquisition of UCMC exceeded the fair value of the net assets acquired. The purchase price allocation for UCMC is based on management’s estimates and overall industry experience relating to acquiring a licensed mortgage broker with “Full Eagle” status in the states of New York and New Jersey. Immediately after the execution of the definitive agreement, the Company obtained effective control over UCMC. Accordingly, the operating results of UCMC have been consolidated with those of the Company starting March 16, 2011.

In January of 2014, the principals associated with Brookside (our Tulsa office), Fidelity (our Grand Junction office) and IMP (our Iowa office) resigned from all positions with the Company. In April of 2014, the Company sold certain assets to our former employee and manager of the Tulsa office. In exchange for the assets, the Company received 210,500 shares of the Company’s stock. The assets were valued at $44,000 and we recorded a loss on the sale of $22,950.

As of June 30, 2014, management was still evaluating whether to operate in Iowa and Grand Junction. No operations had been conducted at those locations since the departure of our former employees.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

NOTE 8 – INTANGIBLE ASSETS

Intangible assets consist of:

	June 30, 2014	June 30, 2013
Intangible assets not subject to amortization:
FHA "Full Eagle" status	$938,790	$938,790
Goodwill	1,809,429	1,809,429
State licenses	31,293	31,293
	$2,779,512	$2,779,512
Less: Impairments	-	-
Total	$2,779,512	$2,779,512

Intangible assets subject to amortization:
Customer list	$117,349	$495,023
Nationwide license	824,999	824,999
	$942,348	$1,320,022
Less: accumulated amortization – nationwide license	(483,862)	(424,932)
Less: accumulated amortization – customer lists	(115,408)	(182,430)
Total	$343,078	$712,660

Total Intangible Assets, net	$3,122,590	$3,492,172

It is the Company’s policy to assess the carrying value of its intangible assets for impairment on an annual basis, or more frequently, if warranted by circumstances. The Company completed an annual impairment test of goodwill as of June 30, 2014 and no impairment losses were incurred. As of that date, the fair value of equity exceeded the carrying value (including goodwill) by 300%, indicating no impairment of goodwill. This test involved the use of estimates related to the fair value of the goodwill, and requires a significant degree of judgment and the use of subjective assumptions. The fair value of the goodwill and other intangible assets was determined using a discounted cash flow method. This method required management to make estimates related to future revenue, expenses and income tax rates.

The valuation methodology assumes the Company will generate an operating profit beginning in the next fiscal year ending June 30, 2015. Although the Company has made significant improvements in the last two quarters in maximizing revenue per funded loan and in reducing fixed and variable expenses, the Company has never generated an annual operating profit. The model further assumes we will double our current production volume over the next twelve months to levels we experienced during the fiscal fourth quarter of 2013.

Any of the following events or changes in circumstances could reasonably be expected to negatively affect our key assumptions:

●	Significant change in mortgage interest rates;
●	Loss of the Company’s primary warehouse lender;
●	Additional or new regulatory and compliance requirements that restrict our plan for growth;
●	The loss of key production personnel; or
●	Any default on our obligation to preferred shareholders.

The amount allocated for the purchase of Customer List as a result of its acquisitions of UCMC, Brookside, Founders, Fidelity, and IMP amounted to $495,023. The Company amortizes Customer Lists over a period of three to eight years. Amortization expense recorded for each of the years ended June 30, 2014 and 2013 was $86,325. During the year, the Company ended its relationship with certain offices and as such wrote off $224,328 of unamortized balances related to Customer Lists. These amounts are shown as a loss on retirement of assets in the accompanying financial statements. Amortization expense related to Customer Lists is expected to be immaterial in future periods.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

On April 14, 2006, the Company entered into a five-year renewable license agreement with Nationwide By Owner, Inc. (“Nationwide”), a Texas based company engaged in the business of providing proprietary technology to generate leads. The license agreement permits exclusive use of the technology to be used to generate leads for the origination of mortgage applications for submission to PSMI. The initial cost of the license was $150,000 paid in cash, and issuance of 150,000 shares of the Company’s stock in favor of Nationwide and its principals, at a fair value for consideration received of $674,999 on the date of issue. The total consideration for the cost of the license amounted to $824,999. The Company is amortizing the cost of the license over fourteen years, which is the initial five-year period of the agreement, plus three automatic three year renewal terms. Amortization expense recorded for each of the years ended June 30, 2014 and 2013 was $58,929. Amortization expense to be recognized for each of the years ending June 30, 2015 through 2019 is $58,929 and for the year ending June 30, 2020 is $46,494.

NOTE 9 – WAREHOUSE LINES OF CREDIT

The Company has five warehouse lines of credit available as of June 30, 2014 for its funding of mortgage loans for a short term period.

(i)

On August 3, 2008, the Company entered into a warehouse line of credit agreement with a related party mortgage banker for up to $1,000,000 bearing an annual interest rate of 5%. On October 13, 2013, the warehouse line of credit was increased to $75,000,000 for the purpose of funding residential mortgage loans.  The warehouse line of credit matures on October 10, 2015. The outstanding balance on this line of credit as of June 30, 2014 was $538,312;

(ii)

On June 11, 2009, the Company entered into a warehouse line of credit with a mortgage banker for up to $1,000,000 which was modified on June 19, 2012 to increase the credit line to up to $4,000,000. The annual interest rate on the line is Wall Street Journal Prime Interest Rate plus 1% with a floor of 5.75%. The warehouse line of credit matures on August 12, 2015. This line of credit did not have an outstanding balance as of June 30, 2014;

(iii)

On September 30, 2011, the Company entered into a warehouse line of credit with a mortgage banker for up to $500,000 which was modified on April 26, 2012 to increase the credit line up to $2,000,000. The annual interest rate is equal to Prime Interest Rate plus 2% and in no event be less than 6% per annum. The warehouse line of credit matures on October 30, 2014. The outstanding balance on this line of credit as of June 30, 2014 was $143,202;

(iv)

On February 13, 2012, the Company entered into a warehouse line of credit with a mortgage banker for up to $500,000, unconditionally guaranteed for payment by its Executive Vice-President. On February 27, 2013 the agreement was modified to increase the line to 3,000,000. The unpaid balance on the line of credit bears an annual interest rate equal to prime plus 2% with a floor of 6%. The warehouse line of credit matured on September 30, 2014 and was not renewed. The outstanding balance on this line of credit as of June 30, 2014 was $330,798;

(v)

On November 18, 2011, the Company entered into a “Repo” warehouse line of credit agreement with a related party mortgage banker for up to $5,000,000 bearing an annual interest rate of 5% for funding residential mortgage loans. Pursuant to the terms of the agreement, the Company could be required to repurchase the loan subject to certain terms and conditions. On October 10, 2013, the warehouse line of credit was increased to $75,000,000 and now matures on October 10, 2015. The outstanding balance on this line of credit as of June 30, 2014 was $14,404,469.

The warehouse lines of credit provide short term funding for mortgage loans originated by the Company’s branch offices. The warehouse lines of credit are repaid when the loans are sold to third party investors, typically within 14 days for most loans. The loans outstanding at year end have been on the line an average of 36 days. Subsequent to June 30, 2014, approximately 95% of the loans outstanding on the credit lines have been purchased by the secondary lenders.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

The Company does not intend to hold and service the loans. The warehouse lines are used strictly to fund mortgage loans and not to provide operating funds for the Company. The Company had $15,416,781 in loans held for sale against the warehouse lines of credit as of June 30, 2014.

NOTE 10 – ACCRUED LIABILITIES

Accrued liabilities consisted of:

	June 30, 2014	June 30, 2013
Credit card charges	$53,938	$19,876
Accrued payroll	481,324	1,200,448
Other liabilities	108,653	198,672
	$643,915	$1,418,996

NOTE 11 – STOCKHOLDERS’ EQUITY AND ISSUANCES

The Company’s capitalization at June 30, 2014 was 100,000,000 authorized common shares and 10,000,000 authorized preferred shares, both with a par value of $0.001 per share.

Preferred Stock Issuance

On February 4, 2013, the Company entered into a Stock Purchase Agreement (the “SPA”) with LB Merchant PSMH-1, LLC and Riverview Group LLC (each, individually a “Purchaser” or, together, the “Purchasers”), providing for the issuance and sale of $3,700,000 of the Company’s Series A 6% Convertible Preferred Stock (3,700 shares) at a purchase price of $1,000 per share (the “Series A Preferred Stock”) and with an institutional investor for sale of $2,000,000 of the Company’s Series B 6% Convertible Preferred Stock (2,000 shares) at $1,000 per share (the “Series B Preferred Stock”). Each share of Series A Preferred Stock and, subject to certain limitations, each share of Series B Preferred Stock is convertible into a number of shares of Common Stock of the Company equal to the quotient of (i) $1,000 (subject to adjustment for stock splits, stock dividends, recapitalizations, and any issuances of stock, other than per the 2012 Stock Incentive Plan, which are below the initial conversion price) plus the amount of accrued but unpaid dividends, divided by (ii) the conversion price then in effect. The initial conversion price is $0.40, subject to adjustment. If all of the shares of Series A Preferred Stock and Series B Preferred Stock were converted at the present conversion price, the Company would be obligated to issue 14,250,000 shares of Common Stock to the holders of the Preferred shares. The holders of Series A Preferred Stock and Series B Preferred Stock are entitled to certain voting rights designated in the certificates of designations for the two series. Holders of the shares of Series A Preferred Stock and Series B Preferred Stock are entitled to receive cumulative cash dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum, payable quarterly in arrears on April 15, July 15, October 15 and January 15, beginning on April 15, 2013. The quarterly dividends amount to $85,500 per quarter. The closing of the SPA occurred on February 5, 2013.

Littlebanc Advisors, LLC, an associate of Wilmington Capital Securities, LLC, (the “Placement Agent”) acted as exclusive placement agent for the offering. In accordance with the placement agent agreement for the offering, warrants to purchase 1,140,000 shares of the Company’s Common Stock (the “Warrants”) were issued to the Placement Agent and its associates as placement fees in the above transaction. The Warrants are exercisable at $0.44 and expire on February 5, 2018. The fair value of warrants was determined to be $398,497 calculated using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.88%, volatility 130.21%, 5 year term and dividend yield of 0%. In addition to the Warrants, the Company paid $456,000 to the Placement Agent for placement agent fees.

Pursuant to the SPA, the Company granted the Purchasers demand and piggyback registration rights for the common shares issuable upon conversion of the preferred shares. Any demand for registration must be made by holders owning 50% or more of the Series A registerable securities or the Series B registerable securities, as provided in the SPA.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

On April 1, 2014, the Company entered into a Stock Purchase Agreement (the “SPA”) providing for the issuance and sale of $1,800,000 of the Company’s Series C 6% Convertible Preferred Stock (1,800 shares) at a purchase price of $1,000 per share (the “Series C Preferred Stock”) and $1,400,000 of the Company’s Series D 6% Convertible Preferred Stock (1,400 shares) at $1,000 per share (the “Series D Preferred Stock”). The closing of the SPA occurred on April 1, 2014, with the 1,800 shares of Series C Preferred Stock being sold to LB Merchant PSMH-2, LLC, an entity managed by Michael Margolies, a director and principal shareholder of the Company, and the 1,400 shares of Series D Preferred Stock being sold to two institutional investors and an individual affiliated with one of the institutional investors (each, individually a “Purchaser” or, together, the “Purchasers”). Each share of Series C Preferred Stock and, subject to certain limitations, each share of Series D Preferred Stock is convertible into a number of shares of common stock of the Company (“Common Stock”) equal to the quotient of (i) $1,000 (subject to adjustment for stock splits, stock dividends, recapitalizations, and the like) plus the amount of accrued but unpaid dividends, divided by (ii) the conversion price then in effect. The initial conversion price is $0.08, subject to adjustment. If all of the shares of Series C Preferred Stock and Series D Preferred Stock were converted at the present conversion price, the Company would be obligated to issue 40,000,000 shares of Common Stock to the holders of the Series C Preferred Stock and Series D Preferred Stock subject to certain limitations with respect to the Series D Preferred Stock. The holders of Series C Preferred Stock and Series D Preferred Stock are entitled to certain voting rights designated in the certificates of designations for the two series. Holders of the shares of Series C Preferred Stock and Series D Preferred Stock are entitled to receive cumulative cash dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum, payable quarterly in arrears on April 15, July 15, October 15 and January 15, beginning on July 15, 2014. The closing of the SPA occurred on April 1, 2014.

Pursuant to the provisions of the Certificates of Designation for the Series A Preferred Stock and Series B Preferred Stock regarding adjustments in conversion price, because the Company issued and sold additional shares at a price below the initial conversion price of the Series A Preferred Stock and Series B Preferred Stock, the conversion price was adjusted to $0.24 per share. After this adjustment to the conversion price of the Series A Preferred Stock and Series B Preferred Stock, the Series A Preferred Stock and Series B Preferred Stock would convert into a total of 24,782,609 shares of Common Stock (adjusted from 14,250,000).

Following is the status of the share based payment plans during the year ended June 30, 2014 and 2013:

2012 Stock Option/Stock Issuance Plan

On December 12, 2011, the stockholders of the Company authorized and approved the 2012 Stock Incentive Plan (the “2012 Plan”) to issue up to 6,000,000 shares of Common Stock of the Company of $0.001 par value per share. The 2012 Plan became effective January 1, 2012. No awards shall be granted under the 2012 Plan after the expiration of 10 years from the effective date, but awards previously granted may extend beyond that date. During the year ended June 30, 2014, the Company granted 3,185,000 Common Stock options valued at $250,453 to employees as a bonus. Also during the year 550,000 options were forfeited by former employees. The value of the options is amortized over the thirty-six month vesting period.

On July 1, 2013, the Company granted 125,000 options to an employee of the Company. The options vest equally over three years and were valued at $21,664 using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.33%, volatility 92.2%, three-year term and dividend yield of 0%. The options have an exercise price of $0.30 and shall expire July 1, 2018.

On July 8, 2013, the Company granted 250,000 options to an employee of the Company. The options vest equally over three years and were valued at $47,061 using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.33%, volatility 91.6%, three-year term and dividend yield of 0%. The options have an exercise price of $0.32 and shall expire July 7, 2018. This individual left the Company in June 2014 and all options were forfeited.

On September 5, 2013, the Company granted 325,000 options to various employees as a signing bonus. The options were granted under the 2012 Plan. The options vest equally over three years and were valued at $78,663 using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.33%, volatility 97.8%, three-year term and dividend yield of 0%. The options have an exercise price of $0.40 and shall expire September 10, 2018. In April 2014, 300,000 of these options were forfeited by two employees who resigned from the Company.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

On November 4, 2013, the Company granted 225,000 options as a signing bonus to three individuals. The options were granted under the 2012 Plan. The options vest equally over three years and were valued at $37,203 using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.33%, volatility 110.11%, three-year term and dividend yield of 0%. The options have an exercise price of $0.25 and shall expire November 3, 2018.

On November 4, 2013, the Company granted 125,000 incentive options to an employee. The options were granted under the 2012 Plan. The options vest equally over three years and were valued at $20,668 using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.33%, volatility 110.11%, three-year term and dividend yield of 0%. The options have an exercise price of $0.25 and shall expire November 3, 2018.

On November 4, 2013, the Company issued 26,494 shares of stock to an employee and 39,741 shares of stock to a consultant (both of whom are directors) under the 2012 Plan in lieu of salary and cash compensation that were due these individuals for services provided the Company in October 2013. The stock was valued at $16,556.

On February 20, 2014, the Company granted 250,000 incentive options to an employee. The options were granted under the 2012 Plan. The options vest equally over three years and were valued at $20,733 using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.33%, volatility 117.12%, three-year term and dividend yield of 0%. The options have an exercise price of $0.12 and shall expire February 20, 2019.

On April 8, 2014, the Company granted 50,000 incentive options to employees. The options vest equally over three years and were valued at $3,391 using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.33%, volatility 133.50%, three-year term and dividend yield of 0%. The options were granted under the 2012 Plan.    The options have an exercise price of $0.09 and shall expire April 8, 2018.

On April 16, 2014, the Company granted 1,835,000 incentive options to employees. The options were granted under the 2012 Plan. The options vest equally over three years and were valued at $144,134 using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.33%, volatility 142.99%, three-year term and dividend yield of 0%. The options have an exercise price of $0.10 and shall expire April 6, 2018.

As of June 30, 2014, the Company has granted 4,158,338 shares of Common Stock or Common Stock Options valued at $835,438 to employees and a consultant under 2012 Plan and 1,841,662 common shares remained unissued and available for future issuances.

A summary of stock option activity for the last two years is as follows:

	For the year ended June 30,
	2014		2013
	Number of Shares	Weighted-Average Exercise Price	Number of Shares	Weighted-Average Exercise Price
Options outstanding at beginning of year	275,000	$0.38	-	-
Options granted	3,185,000	0.18	275,000	0.38
Options exercised	-	-	-	-
Options forfeited/expired	(550,000)	0.36	-	-
Options outstanding at end of year	2,910,000	$0.16	275,000	$0.38

Options exercisable at end of year	108,333	$0.38	25,000	$0.40

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

The Company did not issue stock grants during the year ended June 30, 2014 however it did issue 26,494 shares to an employee and 39,741 to a consultant in lieu of cash compensation due. The shares were valued at $16,559. In prior year the Company issued 154,500 stock grants to employees as a bonus and 262,572 shares to officers and directors in lieu of cash. The shares were 100% vested on the grant date and were valued at $121,492.

Other Stock Issuances

On January 31, 2012, the Company entered into an agreement with a consultant for providing investor relations and business advisory services and issued a total of 600,000 shares of Common Stock valued at $390,000, of which 50,000 shares of Common Stock were issued on February 2, 2012 and 550,000 shares of Common Stock were issued on March 8, 2012. On May 9, 2012, the Company entered into another agreement with the same consultant for business advisory services and issued 125,000 shares of Common Stock valued at $81,250. As part of the same contractual agreement dated May 9, the Company issued shares to two other consultants on May 16, 2012 totaling 850,000 shares. The common shares issued were valued at the contractual agreement dates of January 31, 2012 and May 9, 2012. The shares underlying these agreements were issued as follows: the Company issued 125,000 shares valued at $81,250 on April 30, 2012, 850,000 shares valued at $552,500 on June 4, 2012. The Company issued 100,000 shares valued at $59,000 on June 25, 2012 to another consultant. The common shares issued were valued at the closing share price on the date of closing of the transaction or at the fair value on the contractual agreement date.

On July 15, 2012, the Company and the consultant mutually agreed to cancel the January 31, 2012 and May 9, 2012 agreements, and agreed to enter into a new consulting agreement dated July 16, 2012 for issuance of 425,000 shares of Common Stock for providing business advisory and consulting services to the Company for a period of six months. On July 15, 2012, the Company and the consultant mutually agreed that the consultant will accept the remaining unvested common shares from the January 31 and May 9, 2012 contracts amounting to 434,492 common shares for a value of $82,670 instead of receiving 425,000 newly issued shares per July 16, 2012 agreement.

On August 17, 2012, the Company cancelled the unvested 637,498 shares of the 850,000 common shares issued to the two remaining consultants pursuant to the May 9, 2012 agreement and recorded the cancellation as a charge of $637 to Common Stock and additional paid in capital. The Company recorded a charge of $204,715 to additional paid in capital and reduced the prepaid expenses for the same amount upon cancellation of these two agreements.

In July 2011, the Company commenced a private placement offering to raise capital up to $975,000 through the sale of up to 13 Units at $75,000 per Unit, with each Unit consisting of 100,000 shares of Common Stock and 100,000 warrants. The warrants issued in conjunction with the offering are exercisable at $1.00 per share and are exercisable starting on the closing date of the offering and expiring September 14, 2014. As of June 30, 2014, the Company had sold 1,234,328 shares to accredited investors and received cash proceeds of $925,738.

Stock Issued for Acquisitions

On July 6, 2011, the Company issued 1,050,000 shares of restricted Common Stock valued at $945,000 for acquisition of Brookside and Founders. The shares were issued to the stockholders of Brookside and Founders for acquiring their 100% ownership interest, and were valued at the closing share price on the date of closing of the transaction. On May 18, 2012, the Company issued 125,504 shares of restricted Common Stock valued at $87,853 to the stockholders of Brookside as additional consideration for their tax obligations as a result of the Company’s acquisition of Brookside pursuant to the terms of purchase agreement dated June 9, 2011. The Company recorded the additional consideration of $87,853 paid as goodwill in the accompanying financial statements as of June 30, 2012. In April of 2014, the Company sold assets valued at $44,000 to the former stockholders of Brookside. As consideration for the assets, the Company received 210,500 shares of its Common Stock.

On August 18, 2011, the Company issued 1,785,714 shares of restricted Common Stock valued at $1,250,000 for acquisition of Fidelity. The shares were issued to the stockholders of Fidelity for acquiring their 100% ownership interest, and were valued at the closing share price on the date of closing of the transaction.

On September 30, 2011, the Company issued 1,000,000 shares of its Common Stock to two accredited investors, one of which is a director of the Company, and received cash proceeds of $500,000 upon their exercise to purchase warrants at $0.50 per share.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

On November 1, 2011, the Company issued 1,285,714 shares of restricted Common Stock valued at $681,428 for acquisition of IMP. The shares were issued to the stockholder of IMP for acquiring its 100% ownership interest, and were valued at the closing share price on the date of closing of the transaction.

Total common shares issued and outstanding under all stock plans at June 30, 2014 were 29,257,759.

Warrant issuances

Pursuant to the loan agreement dated March 13, 2014, the Company issued 300,000 warrants to designees directed by the lender. The warrants are five year warrants and have a strike price of $0.24.

Pursuant to the loan agreement dated February 10, 2014, the Company issued 154,000 warrants to the lenders as a group. The warrants are five year warrants and have a strike price of $0.24.

Pursuant to the Preferred Series A and B Stock transaction on February 5, 2013, and in accordance with the placement agent agreement, the Company issued warrants to purchase 1,140,000 shares of the Company’s Common Stock (the “Warrants”) to the Placement Agent and its associates as placement fees in the above transaction. The Warrants are exercisable at $0.44 and expire on February 5, 2018. The fair value of warrants was determined to be $398,497 calculated using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.88%, volatility 130.21%, 5 year term and dividend yield of 0%. Since the warrants were issued in conjunction with the capital raise, no expense was recorded in the accompanying financial statements as of June 30, 2014.

Pursuant to the Preferred Series C and D Stock transaction on April 1, 2014, and in accordance with the placement agent agreement, the Company issued warrants to purchase 3,200,000 shares of the Company’s Common Stock (the “Warrants”) to the Placement Agent and its associates as placement fees in the above transaction. The Warrants are exercisable at $0.088 and expire on April 1, 2019. The fair value of warrants was determined to be $250,909 calculated using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.88%, volatility of 142.99%, 5 year term and dividend yield of 0%. Since the warrants were issued in conjunction with the capital raise, no expense was recorded in the accompanying financial statements as of June 30, 2014.

During the year ended June 30, 2012, the Company issued to accredited investors 1,234,328 warrants to purchase 1,234,328 shares of Common Stock at an exercise price of $1.00. The warrants are exercisable at any time through September 14, 2014. The fair value of warrants was $412,169 calculated using the Black-Scholes option pricing model using the assumptions of risk free discount rates of 0.20% to 0.51%, volatility between 119.07% to 182.59%, three year term and dividend yield of 0%.

On March 25, 2010, the Company granted 2,000,000 warrants to the Chairman of the Board of Directors and 2,000,000 warrants to the President of the Company for their past services, at the exercise price of $1.00 per share for a five-year term.

The Company has a total of 10,028,328 warrants outstanding as of June 30, 2014 at an exercise prices ranging between $0.088 and $1.00. The warrants have expiration dates ranging from September 1, 2014 through April 1, 2019.

NOTE 12 - INCOME TAXES

Income tax expense (benefit) for the years ended June 30, 2014 and 2013 is summarized as follows:

	2014	2013
Current:
Federal	$-	$-
State	-	-
Deferred taxes	-	-
Income tax expense (benefit)	$-	$-

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statement of Operations at June 30, 2014 and 2013:

	2014	2013

Tax expense (credit) at statutory rate-federal	(34.0%)	(34.0%)
State tax expense net of federal tax	(5.3%)	(5.3%)
Valuation allowance	39.3%	39.3%
Tax expense at actual rate	-	-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at June 30, 2014 are as follows:

Deferred tax assets:
Net operating loss carry forward	$6,650,000
Total gross deferred tax assets	6,650,000
Less valuation allowance	(6,650,000)
Net deferred tax assets	$-

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Company’s provision for income taxes differs from applying the statutory U S federal income tax rate to income before income taxes. The primary differences result from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

At June 30, 2014, the Company has accumulated deficit carry forwards of approximately $16,921,000 for U.S. federal income tax purposes available to offset future taxable income expiring on various dates through 2034. The net change in the valuation allowance during the years ended June 30, 2014 and 2013 was an increase of $2,280,000 and $824,000, respectively.

In the normal course of business, the Company’s tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740-10-15. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial position.

The Company is not under examination for any open tax years.

NOTE 13 – COMMITMENTS

Nationwide By Owners License

The agreement between Nationwide and the Company calls for the establishment of a National Processing Center for the collection, origination and tracking of the sales lead database. Upon completion of a National Processing Center, the Company has also committed to provide year-end bonuses under the license agreement which the parties can elect to take in cash, stock, or any combination of the two. Bonus cash will be calculated by multiplying the annual net profit of the National Processing Center by the following percentage rates: 15% for the initial five year term of the license agreement, 20% for the first automatic renewal term, 25% for the second automatic renewal term, and 30% for the third automatic renewal term and all subsequent annual renewal terms. Should the parties elect to take all or part of the bonus in Common Stock, the number of shares awarded will be calculated according to the base value of the shares as defined in the agreement. No accrual has been recorded for the year-end bonuses because the National Processing Center has not been established. As agreed to by Nationwide and the Company, the National Processing Center has been delayed indefinitely while Nationwide rolls out its new product offering and strategy discussed below.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

Also, pursuant to the agreement with Nationwide, the Company has committed to pursue obtaining, in good faith and diligently, the appropriate licenses to originate mortgages in all 50 states of the United States of America.

Historically the Company has not gathered data on the number of leads and loans closed, and commissions earned and paid, relating to the Nationwide license since the branch offices are managed independently and may choose not to use these lead generating opportunities. Because some of the branches have taken advantage of the Nationwide opportunity, management has recently begun tracking some of the results from those offices. Based on this limited information, management believes there are approximately 7% of the loans being derived from the Nationwide signs. However, management believes this number could grow significantly based on the new strategy and product offering available to the Company. Nationwide has dramatically evolved from their original model which focused solely on sale by owners.  The revised model is now focused around a consumer-centric Realtor model with a significant focus on Mobile technology tools and Social Media marketing strategies. Nationwide expanded its’ initial Smart Sign technology into a proprietary software called eNfoDeliveredTM, which is now a lead acquisition, lead development and lead delivery platform.  A second proprietary software called Path2Sell SystemsTM was launched in August of 2013.  These two platforms combine to provide PSMI access to the feature-rich toolkit of marketing tools mentioned above as well as training, admin and support.  While helping to add to a loan origination pipeline, Path2Sell SystemsTM allows a much greater focus on tools deliverable in each lending center/branch; tools specific to create greater leverage with local Realtor and home builder contacts.

The Company has developed a method to measure the value of the Nationwide license. The method is a computation based on revenue from new and existing branches and the incremental volume the Nationwide license should generate for the Company’s existing and future branches. The computation is prepared each quarter. The computed value of the license is compared to the book value of the license at the end of each period to determine if there is any impairment in the carrying value of the license. The book value is determined by the original cost of the license less accumulated amortization as of the end of the period. The value of the license recorded on the balance sheet is at its book value. The book value of the license was less than the estimated computed value at June 30, 2014 and June 30, 2013.

Lease commitments

On April 8, 2013, the Company executed a five-year lease on approximately 4,000 square feet of office space for its corporate office location in Oklahoma City. The lease calls for an initial deposit of $90,000 for build out of the office space and a monthly lease payment of $8,132 in year one, increasing to $8,636 in year five.

The Company leases office space for its branches and property and equipment under cancellable and non-cancellable lease commitments. The monthly rent for office premises and property and equipment is $58,463. The leases expire between September 2014 and December 2018. Total rent expense recorded for the years ended June 30, 2014 and 2013 was $900,340 and $829,040, respectively.

Total minimum lease commitments for branch offices and property and equipment leases at June 30, 2014 are as follows:

For the year ended June 30,	Amount
2015	$310,651
2016	144,098
2017	146,219
2018	149,067
2019	27,636
Total	$777,671

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

NOTE 14 – LOSS PER COMMON SHARE

Basic and diluted loss per common share is computed by dividing the loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share does not reflect per share amounts that would have resulted if diluted potential Common Stock has been converted to Common Stock because the effect would be anti-dilutive. The weighted average number of common shares outstanding during the years ended June 30, 2014 and 2013 was 29,397,729 and 29,350,116, respectively. Loss per common share from continuing operations for the years ended June 30, 2014 and 2013 was $0.21 and $0.07, respectively.

NOTE 15 – FAIR VALUE MEASUREMENTS

The Company uses a hierarchy that prioritizes the inputs used in measuring fair value such that the highest priority is given to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).  The three levels of the fair value hierarchy are described below:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:
●	Quoted prices for similar assets or liabilities in active markets;
●	Quoted prices for identical or similar assets or liabilities in inactive markets;
●	Inputs other than quoted prices that are observable for the asset or liability;
●	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used maximize the use of observable inputs and minimize the use of unobservable inputs. See Note 1 for discussion of valuation methodologies used to measure fair value of investments.

The valuation methodologies described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

Other than cash which is determined using Level 1 inputs and intangible assets which were determined using level 3 inputs, the fair value of the assets and liabilities was determined using Level 2 inputs. The carrying amounts and fair values of the Company’s financial instruments at June 30, 2014 and 2013 are as follows:

	June 30, 2014		June 30, 2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$764,931	$764,931	$4,515,618	$4,515,618
Restricted cash	755,701	755,701	500,000	500,000
Accounts receivable - related party	683,992	683,992	689,067	689,067
Accounts receivable - non related party	43,974	43,974	196,010	196,010
Loans held for sale	15,416,781	15,416,781	17,702,492	17,702,492
Prepaid expenses	142,096	142,096	161,717	161,717
Loan receivable	88,898	88,898	88,898	88,898
Intangible Assets	3,122,590	3,122,590	3,492,172	3,492,172

Financial liabilities:
Accounts payable	$602,351	$602,351	$503,895	$503,895
Warehouse line of credit	474,000	474,000	1,981,687	1,981,687
Warehouse lines of credit - related parties	14,942,781	14,942,781	15,688,725	15,688,725
Preferred dividends payable – related parties	82,500	82,500	55,500	55,500
Preferred dividends payable	51,000	51,000	30,000	30,000
Accrued liabilities	643,915	643,915	1,418,996	1,418,996

NOTE 16 – INDUSTRY AND COMPANY RISKS – GOING CONCERN

The Company is not current in paying all the costs and expenses of the parent company. Further, it is unlikely that the Company will be able to continue to pay the dividends required to the Series A, B, C and D preferred shareholders. Although dividends were paid as required through June 30, 2014 the Company will not make the dividend payment due by October 15, 2014 in the amount of $133,500. Should the Company miss any two dividend payments, the Company would be in default of the agreements and the preferred shareholders can exercise certain rights including increasing their board representation to board majority. These factors give rise to uncertainty about the Company’s continuing as a going concern.

In addition, the Company is dependent on the operations of its wholly owned subsidiary PSMI to generate the cash needed to meet the expenses of the Company. The Mortgage industry has experienced significant change over the past several years including increased regulatory and compliance requirements, increases in historically low interest rates and the tightening of credit standards. All of this has led to flat origination volumes and a highly competitive recruiting environment for qualified and successful loan originators. These factors have also made it increasingly difficult for the Company’s wholly owned subsidiary PSMI to execute its recruiting strategies at the pace originally contemplated by management. The Company’s plan for sustainability involves cutting cost throughout the organization while growing revenue at PSMI to help support the costs and expenses of the parent.

Due to the full implementation of the fully delegated platform business model and cost cutting efforts the Company generated an operating profit in July 2014. Even with these significant improvements in operations there exists doubt that anticipated growth will occur at the rate necessary to generate the additional cash required to service the obligations of the parent Company. Management has implemented a fully delegated lending platform that promises increased revenue, at the same time reducing costs throughout the organization including ceasing operations in locations that were not generating a profit. The combined loss of the offices where operations have ceased was greater than $1,500,000 during the year ended June 30, 2014.

Management is continuing to implement cost reduction strategies, which may include ending its status as a fully reporting company. Management is also pursuing an additional capital raise which if successful, would be highly dilutive to the holdings of the current common shareholders.

There is no certainty that the Company will be successful in these initiatives in a timely enough manner to curtail the continuing consolidated losses, resume payment of preferred dividends, and continue as a fully reporting company.

NOTE 17 - CONCENTRATIONS

Concentration of Customer

The Company entered into two warehouse lines of credit agreements with a mortgage banker whose Executive Vice President is a member of the Board of Directors of PSMH, for up to $75,000,000 each, bearing annual interest rates of 5% each, for funding residential mortgage loans. Per the terms of the agreement, the Company could be required to repurchase the loans subject to certain terms and conditions. The outstanding balance on these two warehouse lines of credit as of June 30, 2014 was $14,942,781.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

The Company recorded revenues of $10,526,199 from one customer whose Executive Vice President is a member of the Board of Directors of PSMH, which represented approximately 83% of the total revenues earned for the year ended June 30, 2014.

Concentration of Credit Risk

On November 9, 2010, the FDIC issued a Final Rule implementing section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that provides for unlimited insurance coverage of noninterest-bearing transaction accounts.  Beginning December 31, 2010 through June 30, 2013, all noninterest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions.  The unlimited insurance coverage is available to all depositors, including consumers, businesses, and governmental entities.  This unlimited insurance coverage is separate from, and in addition to, the insurance coverage provided to a depositor’s other deposit accounts held at an FDIC-insured institution.  A noninterest-bearing transaction account is a deposit account where interest is neither accrued nor paid; depositors are permitted to make an unlimited number of transfers and withdrawals; and the bank does not reserve the right to require advance notice of an intended withdrawal.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through June 30, 2014.  As of June 30, 2014, the Company’s bank balances in some instances exceed FDIC insured amounts.

NOTE 18 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date these financial statements were issued. Employment agreements in the ordinary course of business, other than those for Executive Officers or individuals considered related parties are not included in this disclosure.

Sale of assets

On July 3, 2014, we closed the Asset Purchase Agreement by, between, and among the Company, and two former employees, directors and related parties, whereby certain assets valued at $227,752 were sold in exchange for 1,500,000 shares of our common stock. We valued the shares at $0.07 which was the closing price on July 3, 2014. The Company recorded a loss on the sale of assets in the amount of $121,251.

On July 14, 2014, we closed the Asset Purchase Agreement by, between, and among the Company, and a former employee, director and related party, whereby certain assets valued at $44,271 were sold in exchange for 250,000 shares of our common stock. We valued the shares at $0.071 which was the closing price on July 14, 2014. The Company recorded a loss on the sale of assets in the amount of $26,521.

These transactions are consistent with management’s initiatives to curtail costs at PSMI. The offices in which these assets were utilized lost approximately $820,000 combined in the seven months they operated during the current year. When the managers and other loan originators at these two locations resigned during the year, management decided to suspend all operations at these locations and did not pursue hiring additional origination personnel. The sale of these assets will not prohibit the Company from engaging in business in these locations in the future.

New offices

The Company opened offices in Tulsa, OK and Sandy, UT.

Loan from related party

On September 12, 2014, the Company entered into a Loan Agreement (the “Loan Agreement”) with Jeffrey R. Smith, a director of the Company (the “Lender”). Under the terms of the Loan Agreement, the Lender agreed to loan $120,000 for operating expenses of the Company and its operating subsidiary, as well as to fund growth of the Company. The funds were received by the Company on September 12, 2014. The loan is evidenced by a 10% Convertible Promissory Note (the “Note”) which bears interest at 10% per annum and matures September 12, 2015, unless extended through mutual consent. The Note is convertible at the per share rate of common stock sold pursuant to a Qualified Offering by the Company. The term “Qualified Offering” means one or more offerings (whether or not proceeds are received by the Company pursuant to such offering) of debt or equity securities of the Company to non-affiliates in the aggregate amount of at least $1,000,000 commenced after the Note issuance date. The conversion price is determined by the lowest of either the offering price per common share or the conversion or exercise price for common stock in any such Qualified Offering. In addition, the Lender received four tenths (0.40) of one common stock purchase warrant (the “Warrants”) for each $1.00 loaned to the Company (totaling 48,000 Warrants). Each five-year Warrant is exercisable at $0.40 per share, subject to adjustment in the event of the issuance of additional common shares or common stock equivalents at less than the exercise price. The Warrants also provide for cashless exercise. The Warrants are not transferable or assignable without the prior consent of the Company.

PSM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

Preferred Dividend Payment

The board decided on October 13 that the Company will not make the dividend payment due on October 15, 2014 to the Series A, B, C and D preferred shareholders. The total amount due per the stock purchase agreements is $133,500. Management believes these funds are best allocated to supporting the growth initiatives at PSMI. If the Company misses any two dividend payments it is considered an event of default which gives the preferred shareholders certain rights including increasing their board representation to the board majority.

The Company is considering all possible initiatives to reduce the cost of operating as a public company, which includes its listing fees and reporting status.

WRITTEN CONSENT OF SHAREHOLDER OF

PSM HOLDINGS, INC.,

a Delaware corporation

The undersigned shareholder of PSM Holdings, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Solicitation of Consents and accompanying Consent Solicitation Statement, each dated October 23, 2014. The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following recitals and resolution:

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

WHEREAS, the board of directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Company’s Certificate of Incorporation, in the form of the Certificate of Amendment (the “Certificate Amendment”) attached as Appendix A to the Consent Solicitation Statement that accompanies this Consent, and has referred the same to the shareholders of the Company for approval by written consent; and

WHEREAS, the board of directors of the Company has recommended that the shareholders vote “FOR” the below resolution, which it has deemed is in the best interests of the Company and its shareholders.

NOW, THEREFORE, IT IS RESOLVED, that the shareholders of the Company hereby approve the Certificate Amendment, in the form attached as Appendix A to the Consent Solicitation Statement that accompanies this Consent.

This Written Consent action may be executed in counterparts. Failure of any particular shareholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Consent is solicited by the Company’s board of directors.

IN WITNESS WHEREOF, the undersigned has executed this Consent on October __, 2014.

Print name(s) exactly as shown on Stock Certificate(s)

Signature (and Title, if any)

Signature (if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS CONSENT TO RONALD N. VANCE & ASSOCIATES, LEGAL COUNSEL FOR PSM HOLDINGS, INC., AT 1656 REUNION AVENUE, SUITE 250, SOUTH JORDAN, UTAH 84095. You may submit your consent by email to jamie@vancelaw.us. You may also submit your consent by facsimile to (801) 466-8803.

Important Notice Regarding the Availability of Consent Materials. The Consent Solicitation Statement is available on the SEC’s website at www.sec.gov.